SUB-ITEM
77Q1:  Exhibits

AMENDMENT
#10
TO THE BY-
LAWS
OF
FEDERATED
FIXED INCOME
SECURITIES,
INC.
Effective June 1,
2013
      Insert the
following into
ARTICLE VI,
AGREEMENTS,
CHECKS,
DRAFTS,
ENDORSEMEN
TS, ETC. and
renumber the
remaining
sections
accordingly:
	Section 2.
DELEGATION
OF
AUTHORITY
RELATING TO
DIVIDENDS.
The Directors
may delegate to
any Officer or
Agent of the
Corporation the
ability to
authorize the
payment of non-
stock dividends
and may delegate
to an Officer or
Agent in
accordance with
that general
authorization the
power to fix the
amount and other
terms of the
dividend
provided that the
Directors
established a
method or
procedure for
determining the
maximum
amount of the
distribution.

	The title
of ARTICLE VI
is deleted and
replaced as
follows:
?AGREEMENT
S, CERTAIN
DELEGATION,
CHECKS,
DRAFTS,
ENDORSEMEN
TS, ETC.?